EXHIBIT 99.1

FOR IMMEDIATE RELEASE

STURM, RUGER & COMPANY, INC. REPORTS 2012 FULLY DILUTED

EARNINGS OF $3.60 PER SHARE AND DECLARES DIVIDEND OF 40.4¢ PER SHARE

SOUTHPORT, CONNECTICUT, February 27, 2013--Sturm, Ruger & Company, Inc. (NYSE-RGR), announced today that for 2012, the Company reported net sales of $491.8 million and fully diluted earnings of $3.60 per share, compared with net sales of $328.8 million and fully diluted earnings of $2.09 per share in 2011.

For the fourth quarter of 2012, net sales were $141.8 million and fully diluted earnings were $1.00 per share. For the corresponding period in 2011, net sales were $93.2 million and fully diluted earnings were 54¢ per share.

The Company also announced today that its Board of Directors declared a dividend of 40.4¢ per share for the fourth quarter, for shareholders of record as of March 8, 2013, payable on March 22, 2013. This dividend varies every quarter because the Company pays a percent of earnings rather than a fixed amount per share. This dividend is approximately 40% of net income.

Chief Executive Officer Michael O. Fifer made the following observations related to the Company’s results:

•	Our earnings increased 77% in 2012, driven by the 50% growth in sales and our ongoing focus on continuous improvement in our operations.

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•	New product introductions were a significant component of our sales growth as new product sales represented $182.0 million or 38% of sales in 2012. New product introductions in 2012 included:

o	the Ruger American rifle,

o	the 10/22 TakeDown rifle,

o	the SR22 pistol,

o	the 22/45 Lite pistol, and

o	the Single-Nine revolver.

•	Demand for our products outpaced the growth in overall industry demand as measured by the National Instant Criminal Background Check System (“NICS”) background checks (as adjusted by the National Shooting Sports Foundation) for both the fourth quarter and twelve months ended December 31, 2012 as illustrated below:

	Period ended December 31, 2012
	Q4	Twelve months
Increase in estimated Ruger Units Sold from Distributors to Retailers	73%	63%

Increase in total adjusted NICS Background Checks	41%	28%

•	Cash generated from operations during 2012 was $87.2 million. At December 31, 2012, our cash and cash equivalents totaled $31 million, a decrease of $50 million from December 2011 due to the $87 million special dividend paid in December. Our current ratio is 1.6 to 1 and we have no debt.

•	In 2012, capital expenditures totaled $27.3 million, much of it related to new products and the expansion of production capacity. We expect to invest approximately $30 million for capital expenditures during 2013.

•	In 2012, the Company returned $111.5 million to its shareholders through the payment of dividends.

•	At December 31, 2012, stockholders’ equity was $95.0 million, which equates to a book value of $4.93 per share, of which $1.61 per share was cash and equivalents.

Today, the Company filed its Annual Report on Form 10-K for 2012. The financial statements included in this Annual Report on Form 10-K are attached to this press release.

The Annual Report on Form 10-K is available on the SEC website at www.sec.gov and the Ruger website at www.ruger.com/corporate. Investors are urged to read the complete Annual Report on Form 10-K to ensure that they have adequate information to make informed investment judgments.

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About Sturm, Ruger

Sturm, Ruger was founded in 1949 and is one of the nation’s leading manufacturers of high-quality firearms for the commercial sporting market. Sturm, Ruger is headquartered in Southport, CT, with manufacturing facilities located in Newport, NH and Prescott, AZ.

The Company may, from time to time, make forward-looking statements and projections concerning future expectations. Such statements are based on current expectations and are subject to certain qualifying risks and uncertainties, such as market demand, sales levels of firearms, anticipated castings sales and earnings, the need for external financing for operations or capital expenditures, the results of pending litigation against the Company, the impact of future firearms control and environmental legislation, and accounting estimates, any one or more of which could cause actual results to differ materially from those projected. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date made. The Company undertakes no obligation to publish revised forward-looking statements to reflect events or circumstances after the date such forward-looking statements are made or to reflect the occurrence of subsequent unanticipated events.

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STURM, RUGER & COMPANY, INC.

Balance Sheets

(Dollars in thousands, except per share data)

December 31,	2012	2011

Assets
Current Assets
Cash and cash equivalents	$30,978	$81,056
Trade receivables, net	43,018	42,225

Gross inventories	55,827	49,004
Less LIFO reserve	(38,089)	(37,476)
Less excess and obsolescence reserve	(1,729)	(1,311)
Net inventories	16,009	10,217

Deferred income taxes	5,284	5,776
Prepaid expenses and other current assets	1,632	6,968
Total Current Assets	96,921	146,242

Property, Plant, and Equipment	195,713	169,142
Less allowances for depreciation	(129,720)	(116,195)
Net property, plant and equipment	65,993	52,947

Deferred income taxes	2,004	32
Other assets	9,568	7,289
Total Assets	$174,486	$206,510

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STURM, RUGER & COMPANY, INC.

Balance Sheets (Continued)

(Dollars in thousands, except per share data)

December 31,	2012	2011

Liabilities and Stockholders’ Equity

Current Liabilities
Trade accounts payable and accrued expenses	$38,500	$28,592
Product liability	720	1,305
Employee compensation and benefits	15,182	14,882
Workers’ compensation	4,600	4,600
Income taxes payable	489	217
Total Current Liabilities	59,491	49,596

Accrued pension liability	19,626	19,082
Product liability	337	441

Contingent liabilities	-	-

Stockholders’ Equity
Common stock, non-voting, par value $1: Authorized shares – 50,000; none issued
Common stock, par value $1: Authorized shares – 40,000,000 2012 – 23,562,422 issued, 19,262,988 outstanding 2011 – 23,382,566 issued, 19,083,132 outstanding	23,563	23,383
Additional paid-in capital	15,531	10,454
Retained earnings	123,442	168,981
Less: Treasury stock – at cost 2012 and 2011 – 4,299,434 shares	(37,884)	(37,884)
Accumulated other comprehensive loss	(29,620)	(27,543)
Total Stockholders’ Equity	95,032	137,391
Total Liabilities and Stockholders’ Equity	$174,486	$206,510

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STURM, RUGER & COMPANY, INC.

Statements of Income and Comprehensive Income

(Dollars in thousands, except per share data)

Year ended December 31,	2012	2011	2010

Net firearms sales	$484,933	$324,200	$251,680
Net castings sales	6,891	4,616	3,526
Total net sales	491,824	328,816	255,206

Cost of products sold	312,871	217,058	171,224

Gross profit	178,953	111,758	83,982

Operating Expenses:
Selling	38,363	28,691	23,517
General and administrative	29,231	20,970	16,652
Other operating expenses (income), net	293	(319)	420
Total operating expenses	67,887	49,342	40,589

Operating income	111,066	62,416	43,393

Other income:
Royalty income	824	873	429
Interest income	34	29	48
Interest expense	(95)	(110)	(143)
Other income, net	280	308	422
Total other income, net	1,043	1,100	756

Income before income taxes	112,109	63,516	44,149

Income taxes	41,480	23,501	15,894

Net income	70,629	40,015	28,255

Other comprehensive (loss) income, net of tax:
Defined benefit pension plans	(2,077)	(7,895)	714

Comprehensive income	$68,552	$32,120	$28,969

Basic Earnings Per Share	$3.69	$2.12	$1.48

Fully Diluted Earnings Per Share	$3.60	$2.09	$1.46

Cash Dividends Per Share	$5.80	$0.43	$0.33
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STURM, RUGER & COMPANY, INC.

Statements of Cash Flows

(Dollars in thousands)

Year ended December 31,	2012	2011	2010

Operating Activities
Net income	$70,629	$40,015	$28,255
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	14,888	12,148	9,207
Stock-based compensation	4,718	2,953	2,589
Excess and obsolescence inventory reserve	761	(234)	(1,057)
Loss (gain) on sale of assets	(944)	(26)	22
Deferred income taxes	(1,480)	8,205	493
Impairment charge	(1,134)	-	-
Changes in operating assets and liabilities:
Trade receivables	(793)	(10,660)	(6,516)
Inventories	(6,553)	(156)	888
Trade accounts payable and accrued expenses	9,908	11,807	3,932
Employee compensation and benefits	(4,345)	3,959	(1,967)
Product liability	(689)	724	(1,060)
Prepaid expenses, other assets and other liabilities	1,947	(10,961)	(1,333)
Income taxes payable	272	(365)	(962)
Cash provided by operating activities	87,185	57,409	32,491

Investing Activities
Property, plant, and equipment additions	(27,282)	(22,135)	(19,409)
Purchases of short-term investments	(59,966)	(122,978)	(164,966)
Proceeds from sales or maturities of short-term investments	59,966	175,471	163,214
Net proceeds from sale of assets	1,003	319	21
Cash (used for) provided by investing activities	(26,279)	30,677	(21,140)

Financing Activities
Dividends paid	(111,523)	(8,159)	(6,317)
Tax benefit from exercise of stock options	3,474	3,855	1,923
Repurchase of common stock	-	(1,999)	(5,718)
Payment of employee withholding tax related to share-based compensation	(3,083)	(5,859)	(1,115)
Proceeds from exercise of stock options	148	-	-
Cash used for financing activities	(110,984)	(12,162)	(11,227)

(Decrease) increase in cash and cash equivalents	(50,078)	75,924	124
Cash and cash equivalents at beginning of year	81,056	5,132	5,008
Cash and cash equivalents at end of year	$30,978	$81,056	$5,132

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